Exhibit 99.7

SONO GROUP N.V. 4965 Trinidad Drive Land O’ Lakes, Florida 34639 United States of America EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS To Be Held on [ • ], at [ • ], Central European Time The undersigned hereby constitute(s) and appoint(s) Kevin McGurn and David Dodge and each of them, acting individually or in the absence of others, the true and lawful attorneys, agents, and proxies of the undersigned, with full power of substitution and re - substitution to each of them, to represent and to vote, as designated on the reverse side P of this proxy, on behalf of the undersigned shareholders at the Extraordinary General Meeting of Shareholders (the R “Special Meeting”) of Sono Group N . V . , a public company with limited liability (naamloze vennootschap) incorporated O under the laws of the Netherlands, to be held on [ • ], at [ • ] Central European Time, at the offices of DLA Piper Nederland N.V. at Prinses Amaliaplein 3, 1077 XS Amsterdam, the Netherlands. X Your vote is very important . Whether or not you plan to attend the Special Meeting and regardless of the number of Y shares you hold, please carefully review the accompanying proxy materials and cast your vote . You may vote your shares over the Internet, by telephone or by completing, signing, dating, and mailing the accompanying proxy card in C the return envelope no later than 12 : 00 p . m . Central European Time on [ • ] . If you mail the proxy card within the United A States, no additional postage is required . The undersigned hereby revokes any other proxy or proxies heretofore given R to vote or act with respect to all shares of Sono Group N . V . held by the undersigned . THE SHARES REPRESENTED BY THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON D THE REVERSE SIDE . THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 3 . IF NO DIRECTION IS INDICATED, YOUR SHARES REPRESENTED BY THIS PROXY WILL NOT BE COUNTED FOR THE PURPOSE OF DETERMINING THE NUMBER OF VOTES CAST AND WILL HAVE NO EFFECT ON THE OUTCOME OF PROPOSALS 1 THROUGH 3. IMPORTANT – PLEASE MARK, SIGN, DATE, AND RETURN YOUR PROXY CARD PROMPTLY. THANK YOU FOR VOTING. (Continued and to be dated and signed on reverse side) SEE REVERSE SIDE  TO VOTE BY MAIL, PLEASE DETACH HERE, MARK, SIGN AND DATE THIS PROXY CARD, AND RETURN IN THE POSTAGE - PAID ENVELOPE PROVIDED 

THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1 THOUGH 3.

Please mark vote as indicated in this example [X]

Proposal	FOR	AGAINST	ABSTAIN
Voting Proposal No. 1: The Redomiciliation Proposal — To consider and vote upon a proposal to approve the overall Redomiciliation Transaction whereby Sono Group N.V.'s legal seat is changed from the Netherlands, via Luxembourg, to the State of Delaware, by implementing two substantially concurrent transactions, as follows: (1) pursuant to the terms of the Merger Agreement, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, Sono Group N.V. will, as soon as practicable following the lapse of certain mandatory waiting periods and fulfillment of statutory formalities under Dutch and Luxembourg laws, effect the Merger with and into Sono Group S.à r.l., a private limited liability company incorporated under the laws of the Grand Duchy of Luxembourg and a wholly owned subsidiary of Sono Group N.V. (to be further transformed under the laws of the Grand Duchy of Luxembourg by converting itself into a public limited company under the corporate name of Sono Group S.A. prior to engaging in the Merger at the effective time of the Merger) ("Sono Luxembourg"), with Sono Group N.V. being the disappearing entity and Sono Luxembourg being the surviving entity, as a consequence of which Sono Luxembourg will acquire the assets and liabilities of Sono Group N.V. under universal title, while Sono Group N.V. will cease to exist, in conformity with the Merger Agreement, and Sono Luxembourg will be the SEC registrant following the Merger, with the effect that the shareholders of Sono N.V. will become the shareholders of Sono Luxembourg by exchanging their shares of Sono N.V. into shares of Sono Luxembourg, at which time Sono N.V. shall cease to exist, and (2) subject to the effectiveness of the Merger and as soon as practicable thereafter, which is expected to be six hours and two minutes later, pursuant to the Plan of Domestication to be entered into by Sono Luxembourg, the form of which is attached as Annex B to the accompanying proxy statement/prospectus, Sono Luxembourg will convert under the laws of the State of Delaware from a company governed by Luxembourg law into a corporation organized under the laws of the State of Delaware, and will continue as an entity under the name "Sono Group, Inc.", without any discontinuation of Sono Luxembourg's legal existence, without liquidation or dissolution, and without creating a new legal entity (which entity we refer to herein as "Sono Delaware"), with the effect that Sono Luxembourg will change its domiciliation from the Grand Duchy of Luxembourg to the State of Delaware, but there will be no exchange of securities as Sono Luxembourg and Sono Delaware will be the same entity, but with a changed jurisdiction of domiciliation, and as a result shares of stock will be issued under the laws of such changed jurisdiction of domiciliation.	☐	☐	☐
Voting Proposal No. 2: The Merger Proposal — To consider and vote upon a proposal to approve the implementation of the Merger in accordance with the terms of the Merger Agreement attached to the accompanying proxy statement/prospectus as Annex A, pursuant to which, as soon as practicable following the lapse of certain mandatory waiting periods under Dutch and Luxembourg laws, Sono Group N.V. will consummate the Merger with and into Sono Luxembourg.	☐	☐	☐
Voting Proposal No. 3: The Nasdaq Share Authorization Proposal — To consider and vote upon a proposal to approve, for purposes of Nasdaq Listing Rule 5635(d), the potential issuance by Sono Group N.V. (or, following the consummation of the Redomiciliation Transaction, Sono Delaware), in one or more transactions other than a public offering, of Sono Group N.V.'s ordinary shares (or, following the consummation of the Redomiciliation Transaction, shares of Sono Delaware's Class A common stock) or securities convertible into or exercisable for Sono Group N.V.'s ordinary shares (or, following the consummation of the Redomiciliation Transaction, shares of Sono Delaware's Class A common stock), including convertible debt securities, which equals 20% or more of the common shares or 20% or more of the voting power outstanding before the issuance and may be issued at a price that is less than the Minimum Price, subject to the parameters set forth in such proposal.	☐	☐	☐

Date

(Signature)

(Signature if held jointly)

Please sign exactly as your name or names appear on this Proxy. All holders must sign. When shares are held jointly, the senior of the joint holders must sign. When signing as executor, administrator, attorney, trustee, guardian or other fiduciary, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE

▲TO VOTE BY MAIL, PLEASE DETACH HERE, MARK, SIGN AND DATE THIS PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▲

TO AUTHORIZE YOUR PROXY BY TELEPHONE OR INTERNET

QUICK ★★★EASY ★★★IMMEDIATE

Your telephone or internet proxy authorizes the Proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

AUTHORIZE YOUR PROXY BY INTERNET: THE WEB ADDRESS IS **proxy-vote.net/SONO.** You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

AUTHORIZE YOUR PROXY BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

Call ★★Toll Free ★★
(800) 868-4256
There is NO CHARGE to you for this call

IMPORTANT: You are encouraged to review each proposal and select a voting choice before you submit your proxy. Please press 0 in order to vote on each proposal separately.

If you do not select a voting choice with respect to any proposal and you press 1 to submit a proxy, your shares will not be counted for the purpose of determining the number of votes cast on such proposal and will have no effect on the outcome of such proposal.

Internet and Telephone voting is available through 12:00 P.M. Central European Time (6:00 A.M. Eastern Time) on [•].

CONTROL NUMBER
for Telephone/Internet Proxy Authorization